Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2007, accompanying the financial statements and supplemental schedule included in the Annual Report of the Southwestern Energy Company 401(k) Savings Plan on Form 11-K for the year ended December 31, 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Southwestern Energy Company on Form S-8 (Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-121720, and 333-125714).

/s/ Grant Thornton LLP

Tulsa, Oklahoma

June 29, 2007